Post-Effective Amendment No. 2 to Registration Statement No. 33-53693
      Post-Effective Amendment No. 3 to Registration Statement No. 33-33592

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                            POST-EFFECTIVE AMENDMENTS
                                       to
                                    Form S-3
                             REGISTRATION STATEMENTS
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                NYNEX CORPORATION
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Delaware               1095 Avenue of the Americas          13-3180909
---------------             New York, New York  l0036       ----------------
(State or other                  (212) 395-2121             (I.R.S. Employer
jurisdiction of        ---------------------------------    Identification No.)
incorporation or       (Address, including zip code, and
organization)           telephone number including area
                        code, of registrant's principal
                               executive offices)

                                    M. Meskin
                               Vice President and
                                   Comptroller
                                NYNEX Corporation
                           1095 Avenue of the Americas
                            New York, New York 10036
                                 (212) 395-1020
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                    including area code, of agent of service)

                                ----------------

                 Please address a copy of all communications to:

          MORRISON DES. WEBB, ESQ.                    RAYMOND W. WAGNER, ESQ.
Executive Vice President and General Counsel        Simpson Thacher & Bartlett
              NYNEX Corporation                        425 Lexington Avenue
         1095 Avenue of the Americas                 New York, New York  10017
          New York, New York  10036


     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein relates to Registration Statement No. 33-33592, previously filed by the Registrant on Form S-3 and declared effective on March 5, 1990 and under which $50,000,000 of debt securities remains to be issued and to Registration Statement No. 33-53693, previously filed by the Registrant on Form S-3 and declared effective on December 21, 1994 and under which $900,000,000 of common stock, preferred stock and/or debt securities remains to be issued. This filing constitutes Post Effective Amendment No. 2 to Registration Statement No. 33-53693 and Post-Effective Amendment No. 3 to Registration Statement No. 33-33592.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED NOVEMBER 6, 1996

PROSPECTUS

                                  $950,000,000
                                NYNEX CORPORATION
                                  COMMON STOCK
                                 PREFERRED STOCK
                                 DEBT SECURITIES

                             ----------------------

         NYNEX Corporation ("NYNEX") may issue and sell from time to time (i) shares of common stock, $1.00 par value per share (the "Common Stock"), accompanied by rights to purchase Junior Participating Preferred Stock (the "Rights"), (ii) shares of preferred stock, $1.00 par value per share, in one or more series (the "Preferred Stock") and (iii) unsecured senior debt securities in one or more series (the "Debt Securities"). The Common Stock, Preferred Stock and Debt Securities (collectively, the "Securities") will be limited to $950,000,000 aggregate public offering price. Any or all of the Common Stock may be offered and sold from time to time by NYNEX, or by NYNEX's subsidiaries, Weatherly Holdings L.L.C., a Delaware limited liability company ("Weatherly Holdings") or Kipling Associates L.L.C., a Delaware limited liability company ("Kipling Associates"). NYNEX has indirect controlling and managing member interests in both Weatherly Holdings and Kipling Associates. See "Plan Of Distribution". The NYNEX entities holding member interests in Weatherly Holdings and Kipling Associates are hereinafter individually referred to as a "NYNEX Member" and collectively as "NYNEX Members".

         The specific terms of the particular Securities to be issued will be set forth in a supplement to this Prospectus (a "Prospectus Supplement") which will be delivered together with this Prospectus, including, where applicable,
(i) in the case of Common Stock, (A) the number of shares, (B) the identification of which of NYNEX, Weatherly Holdings and/or Kipling Associates is selling the Common Stock and, if sales are made by Weatherly Holdings and/or Kipling Associates, the circumstances under which the sales are being made, (C) if sales are made in an underwritten public offering, information regarding the initial public offering price and the names of any underwriters involved in the sale and any applicable fee, commission or discount arrangements with them, and
(D) the net proceeds to NYNEX, Weatherly Holdings and/or Kipling Associates,
(ii) in the case of Preferred Stock, the specific designation, number of shares and liquidation value thereof and the dividend, liquidation, redemption, voting and other rights, including conversion or exchange rights, if any, and any other special terms, and (iii) in the case of Debt Securities, the specific designation, aggregate principal amount, authorized denominations, maturity interest rate (or manner of calculation thereof) and time of payment of interest, if any, and redemption or repayment terms, the currency, currencies or currency unit or units in which the Debt Securities shall be payable, any other rights, including conversion or exchange rights, if any, and any other special terms. The Prospectus Supplement will also contain information regarding the initial public offering price, the net proceeds to NYNEX and, where applicable, the United States Federal income tax considerations relating to the Securities covered by the Prospectus Supplement.

         NYNEX may sell the Securities, and Weatherly Holdings and/or Kipling Associates may sell the Common Stock, to or through one or more underwriters, and may also sell the Securities directly to other purchasers or through agents. See "Plan of Distribution." The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, and any applicable fee, commission or discount arrangements with them.

         NYNEX's Common Stock is listed on the New York, Boston, Chicago, Pacific and Philadelphia Stock Exchanges under the symbol "NYN". The Prospectus Supplement will contain information about any listing on a securities exchange of the Securities covered by the Prospectus Supplement.

                              --------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.


                              -------------------

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS
                    ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.


                  , 1996

         No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus or in the Prospectus Supplement in connection with the offer made by this Prospectus or the Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by NYNEX, Weatherly Holdings or Kipling Associates or by any underwriter, dealer or agent. This Prospectus and the Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any of the Securities offered hereby or thereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This Prospectus and the Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any Securities other than those to which they relate. The delivery of this Prospectus or the Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to its date.


                            ------------------------
                              AVAILABLE INFORMATION

         NYNEX is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information filed by NYNEX can be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as at the following SEC Regional Offices: Seven World Trade Center, New York, NY 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60601-2511. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington DC 20549. In addition, the SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants (including NYNEX) that file electronically with the SEC, which can be accessed at http://www.sec.gov.

         NYNEX has filed with the SEC Registration Statements on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted from the Prospectus in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statement.


                            ------------------------
                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the SEC by NYNEX (File No. 1-8608 for each) are incorporated herein by reference and made a part hereof:

         (1) NYNEX's Annual Report on Form 10-K for the year ended December 31, 1995 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporates by reference certain information, including NYNEX's 1995 consolidated financial statements contained in its 1995 Annual Report to Stockholders;

         (2) NYNEX's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996;

         (3) NYNEX's Current Reports on Form 8-K, dates of reports April 21, 1996, July 2, 1996 and October 22, 1996, filed with the SEC on April 23, 1996, July 3, 1996 and October 24, 1996, respectively;

         (4) The description of NYNEX's Common Stock on Form 10 dated November 15, 1983 and Form 8-A dated October 20, 1989, as amended by Form 8-A/A dated April 28, 1994; and

         (5) Joint Proxy Statement/Prospectus dated September 9, 1996 of Bell Atlantic Corporation and NYNEX.

         All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the Registration Statement.

         Copies of the above documents (excluding exhibits to such documents, unless such exhibits are specifically incorporated by reference therein) may be obtained upon written or oral request without charge by each person to whom this Prospectus is delivered from the Treasurer of NYNEX, 1095 Avenue of the Americas, New York, New York 10036, (212) 395-1000.

                                NYNEX CORPORATION

         NYNEX was incorporated on October 7, 1983 under the laws of the State of Delaware and has its principal executive offices at 1095 Avenue of the Americas, New York, NY 10036, (212) 395-2121.

         NYNEX is a global communications and media corporation that provides a full range of services, in the northeastern United States and select markets around the world, including the United Kingdom, Thailand, Gibraltar, Greece, Indonesia, the Philippines, Poland, Slovakia and the Czech Republic. NYNEX has expertise in telecommunications, wireless communications, directory publishing, video entertainment and information services.

         NYNEX's largest business group is the NYNEX Telecommunications Group, which includes operating telephone companies New York Telephone Company, New England Telephone and Telegraph Company and their subsidiaries (collectively, the "Telephone Companies"). The Telephone Companies provided NYNEX with approximately 88.1% of its operating revenues in 1995. NYNEX's Worldwide Communications and Media Group includes interests in wireless communications (Bell Atlantic NYNEX Mobile, PrimeCo Personal Communications, L.P., STET Hellas); wholly owned subsidiaries and interests in video entertainment and information services (NYNEX CableComms, NYNEX Entertainment & Information Services Company, NYNEX Information Resources Company, TELE-TV); and subsidiaries and interests in worldwide communications operations (FLAG (Fiberoptic Link Around the Globe), Gibraltar NYNEX Communications). NYNEX Asia Communications includes joint ventures constructing and operating communications networks in Thailand, Indonesia and the Philippines. Financial subsidiaries include NYNEX Credit Company, NYNEX Capital Funding Company and NYNEX Trade Finance Company.

         On April 21, 1996, NYNEX and Bell Atlantic Corporation ("Bell Atlantic") entered into a definitive merger agreement. Under the terms of the agreement, as amended and restated as of July 2, 1996, a newly formed first tier subsidiary of Bell Atlantic will merge with and into NYNEX, thereby making NYNEX a wholly-owned subsidiary of Bell Atlantic. NYNEX stockholders will receive
0.768 shares of Bell Atlantic common stock for each NYNEX share owned. The merger, which is expected to qualify as a pooling of interests for accounting purposes, is subject to a number of conditions, including regulatory approvals, receipt of opinions that the merger will be tax free, and the approval of the stockholders of both NYNEX and Bell Atlantic. The transaction is expected to close by April, 1997.

         Because NYNEX is a holding company, the right of NYNEX and thus the rights of creditors and stockholders of NYNEX (including holders of the Securities) to participate in any distribution of the assets or earnings of any subsidiary is subject to the prior claims of creditors of each such subsidiary (including the Telephone Companies), except to the extent that any claims of NYNEX itself as a creditor of a subsidiary may be recognized. As a holding company, NYNEX's principal source of funds is dividends from the Telephone

         Companies. The rights of creditors and stockholders of NYNEX (including holders of the Securities) to participate in the distribution of stock of the Telephone Companies would be, and, under certain circumstances, the ability of NYNEX to obtain cash from the Telephone Companies may be, subject to the approval of the regulatory commissions having jurisdiction over such subsidiaries (including the Federal Communications Commission).

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the ratio of earnings to fixed charges of NYNEX for the periods indicated:

    Six Months
       Ended
     June 30,
       1996                           Year Ended December 31,
 -----------------    ----------------------------------------------------------
    (unaudited)        1995        1994         1993         1992         1991
                       ----        ----         ----         ----         ----
       3.26            2.90        2.35         .44*         3.32         1.93


* Earnings were inadequate to cover fixed charges by $445.1 million for the year ended December 31, 1993 as a result of $2.1 billion of fourth quarter 1993 business restructuring charges ($1.4 billion after tax).

         For the purpose of this ratio, (i) earnings have been calculated by adding Interest expense and the estimated interest portion of rentals to Earnings (loss) before income taxes and cumulative effect of change in accounting principle; and (ii) fixed charges are comprised of Interest expense and the estimated interest portion of rentals.

                                 USE OF PROCEEDS

         Unless otherwise indicated in the accompanying Prospectus Supplement, the net proceeds from the sale of the Securities by NYNEX will be used to provide funds to NYNEX and/or non-Telephone Companies of NYNEX for their respective general corporate purposes, including the repayment and/or refinancing of outstanding indebtedness.

         On the date of this Prospectus, Weatherly Holdings holds 2,964,697 shares of Common Stock (which amount may be increased or reduced from time to time), shares of Series B Cumulative Convertible Preferred Stock of Viacom, Inc. (the "Viacom Preferred Stock") and a member interest in Kipling Associates. Kipling Associates holds a $600 Million Reset Note Due December 29, 2000 issued by Weatherly Holdings (the "Weatherly Holdings Note") and, on the date of this Prospectus, 11,639,984 shares of Common Stock. Payments of interest on the Weatherly Holdings Note are due quarterly; no principal payments thereon are due until maturity except in the event of acceleration upon an event of default thereunder. The Weatherly Holdings Note bears interest at a fluctuating rate per annum that is related to short-term commercial paper discount rates plus a variable margin. The payment of principal on the Weatherly Holdings Note is to be made out of the proceeds of the sale of the Viacom Preferred Stock and/or the shares of Common Stock held by Weatherly Holdings and/or distributions in respect of its member interest in Kipling Associates, upon liquidation of Weatherly Holdings.

         The shares of Common Stock which may be offered by Weatherly Holdings and/or Kipling Associates hereby will be sold only upon, and as part of, a liquidation of Weatherly Holdings and/or Kipling Associates. The liquidation of Weatherly Holdings and Kipling Associates will commence on June 30, 2000 (approximately 180 days prior to the maturity date of the Weatherly Holdings
Note) and may occur earlier upon the happening of certain events as described under "Plan of Distribution".

         The net proceeds from the sale of shares of Common Stock offered by Weatherly Holdings (if any) will be used by Weatherly Holdings to pay the principal amount due on the Weatherly Holdings Note, and any excess net proceeds will be distributed to the members of Weatherly Holdings in connection with its liquidation. The net proceeds from the sale of shares of Common Stock offered by Kipling Associates (if any) will be used to satisfy the requirement under the Kipling Associates company agreement to distribute only cash to Mandalay Investors upon the liquidation of Kipling Associates, and any excess net proceeds will be used to distribute cash to Weatherly Holdings as the NYNEX Member of Kipling Associates. To the extent that the NYNEX Members receive any portion of their liquidating distributions in cash, such amounts will inure to the benefit of NYNEX and will be used for the purposes set forth in the first paragraph of this section.

                           DESCRIPTION OF COMMON STOCK

         The following description of the terms of the Common Stock summarizes certain provisions of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), the Restated Certificate of Incorporation of NYNEX (the "Restated Certificate of Incorporation") and the Rights Agreement, as amended (the "Rights Agreement"), between NYNEX and The First National Bank of Boston, as successor Rights Agent (the "Rights Agent"), and is subject to and qualified in its entirety by reference to such provisions and documents.

         The authorized capital stock of NYNEX consists of 750,000,000 shares of Common Stock, par value $1.00 per share, and 75,000,000 shares of Preferred Stock. At October 31, 1996, NYNEX had outstanding 454,594,159 shares of Common Stock (not including shares held in treasury) and no shares of Preferred Stock.

         If shares of Common Stock offered and sold by NYNEX hereby are from its authorized but unissued shares of Common Stock, the Common Stock will, when issued, be fully paid and nonassessable. Shares of Common Stock which may be sold by NYNEX from its treasury shares, when sold hereunder, will be fully paid and nonassessable. Shares of Common Stock which may be sold by Weatherly Holdings and/or Kipling Associates are currently issued and outstanding and are fully paid and nonassessable.

Dividend Rights

         Subject to the preferences applicable to any shares of preferred stock then outstanding, the holders of Common Stock are entitled to dividends, when, as and if declared by the Board of Directors of NYNEX (the "Board of Directors") out of funds legally available therefor.

Voting Rights

         The holders of Common Stock are entitled to one vote for each share of Common Stock. Subject to the rights, if any, of the holders of any series of preferred stock then outstanding, all voting rights are vested in the holders of shares of Common Stock. The holders of Common Stock have no cumulative voting rights.

Rights Upon Liquidation

         In the event of liquidation, dissolution or winding up of NYNEX, after there have been paid or set aside for the holders of all series of preferred stock then outstanding the full preferential amounts to which such holders are entitled, the holders of Common Stock will be entitled to share equally in any assets of NYNEX remaining after the payment of all debts and liabilities of NYNEX.

Change of Control

         The following provisions of the Restated Certificate of Incorporation, the NYNEX By-Laws and the Delaware General Corporation Law could make more difficult the acquisition of NYNEX by means of a tender offer, a proxy contest or otherwise. These provisions may have the effect of delaying, deferring or preventing a change in control of NYNEX and may discourage bids for the Common Stock at a premium over the market price of the Common Stock.

         FAIR PRICE PROVISIONS. The Restated Certificate of Incorporation contains provisions designed to discourage any person who is, or was at any time within two years prior to the date in question, the beneficial owner of 10% or more of the then outstanding shares of capital stock of NYNEX entitled to vote generally in the election of directors (the "Voting Shares") (or certain assignees) (an "Interested Stockholder"), from utilizing two-tier pricing and similar tactics in an attempted change of control, and to help assure that all NYNEX stockholders are treated similarly if certain types of business combinations are effected (the "Fair Price Provisions").

         The Fair Price Provisions require, in addition to any affirmative vote required by the Delaware General Corporation Law, the affirmative vote of the holders of at least 75% of the voting power of the Voting Shares, voting as a single class, in order to approve certain mergers, consolidations, security issuances, liquidations, recapitalizations and any sale, lease or transfer of any assets valued at $50 million or more (a "Business Combination") with, or proposed by or on behalf of, an Interested Stockholder or any of its affiliates or associates, unless either (A) the Business Combination is approved by 75% of those directors, other than the Interested Stockholder or its affiliates or associates, who were directors prior to the time the Interested Stockholder became such (or certain of such directors' successors) (the "Continuing Directors") (provided that the Continuing Directors constitute at least three members of the Board of Directors at the time of such approval), or (B) all of the requirements described in paragraphs (i), (ii), (iii), (iv) and (v) below are satisfied with respect to each class of voting stock:

                  (i) In a Business Combination where the holders of shares of a particular class of voting stock are to receive payment, the consideration to be received by holders of shares of such class must be either cash or, if the consideration previously paid by the Interested Stockholder in connection with its acquisition of Voting Shares consisted, in whole or in part, of consideration other than cash, then in the same form as such consideration. If such payment was made in varying forms of consideration, then such consideration must be either cash or the same form of consideration used by the Interested Stockholder or any of its affiliates or associates in acquiring the largest number of shares of such class previously acquired by such Interested Stockholder.

                  (ii) In a Business Combination where the holders of shares of Common Stock are to receive payment, such holders are entitled to receive, on or before the date of consummation of the Business Combination (the "Consummation Date"), consideration for their shares having an aggregate fair market value within five days prior to the Consummation Date at least equal to the higher of the following two alternatives: (a) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder, or by any of its affiliates or associates, for any shares of Common Stock within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date"), or the per share price paid by the Interested Stockholder, or by any of its affiliates or associates, in the transaction in which it became an Interested Stockholder, whichever is higher; or (b) the fair market value per share of Common Stock on the Announcement Date or on the date such Interested Stockholder became an Interested Stockholder, whichever is higher. In the case of payments to holders of any class of voting stock other than Common Stock, the consideration must be at least equal to the higher of (x) the highest per share price determined with respect to such class in the same manner as described above with respect to Common Stock or (y) the highest preferential amount per share, if any, to which the holders of shares of such class of voting stock would be entitled as of the Consummation Date in the event of any voluntary or involuntary liquidation, dissolution or winding up of NYNEX.

                  (iii) After the Interested Stockholder becomes an Interested Stockholder and through the Consummation Date, unless approved by a majority of the Continuing Directors, there shall have been (subject to certain exceptions)
(a) no failure to declare or pay at the regular date therefor any full dividends on the outstanding preferred stock of NYNEX, if any; (b) no reduction in the annual rate of dividends paid on the Common Stock; (c) an increase in such annual rate of dividends as necessary to reflect any reclassification, recapitalization or similar transaction which has the effect of reducing the number of outstanding shares of Common Stock; and (d) no increase in the number of Voting Shares beneficially owned by the Interested Stockholder or any of its affiliates or associates.

                  (iv) After the Interested Stockholder becomes an Interested Stockholder, neither such Interested Stockholder nor any affiliate or associate thereof, whether in connection with the proposed Business Combination or otherwise, shall receive the benefit of any loans or other financial assistance or tax advantages provided by NYNEX (other than proportionately as a stockholder).

                  (v) A proxy or information statement complying with the requirements of the proxy rules promulgated under the Exchange Act and disclosing the terms and conditions of the proposed Business Combination shall be mailed to all stockholders at least 30 days prior to the Consummation Date.

         Moreover, if the transaction does not involve the receipt of cash or other property by any stockholders other than the Interested Stockholder, as in the case of a sale of assets or an issuance of NYNEX securities to an Interested Stockholder, the form of consideration, minimum price and procedural requirements would not apply and approval by holders of 75% of the voting power of the Voting Shares would be required under the Fair Price Provisions unless the transaction were to be approved by 75% of the Continuing Directors.

         The Fair Price Provisions require the affirmative vote of 75% of the voting power of the Voting Shares in order to amend, alter or repeal, or adopt any provision inconsistent with, such provisions.

         ANTI-TAKEOVER STATUTE. Section 203 of the Delaware General Corporation Law generally prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to the date such stockholder became an interested stockholder, either the business combination or such transaction is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or (iii) on or after the date such stockholder became an interested stockholder, the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes mergers, certain asset sales and certain other transactions resulting in a financial benefit to the "interested stockholder". An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock. The Delaware General Corporation Law provides that NYNEX may elect out of such Section 203 if, by action of its stockholders, it adopts an amendment to its Restated Certificate of Incorporation or By-Laws expressly electing not to be governed by Section 203, provided that, in addition to any other vote required by law, such amendment is approved by the affirmative vote of a majority of the shares entitled to vote. Such amendment would not be effective until twelve months after adoption and would not apply to any business combination between NYNEX and any person who became an interested stockholder on or prior to such adoption. To date, NYNEX has not made such an election.

         OTHER. The Restated Certificate of Incorporation provides that NYNEX's directors, other than those who may be elected by the holders of preferred stock under certain specified circumstances, are divided into three classes. The terms of office of each class expire at the third succeeding annual meeting of stockholders after the election of such class. Subject to the rights of the holders of preferred stock, any director may be removed only for cause and only by the affirmative vote of the holders of 75% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors. The foregoing and certain other provisions in the Restated Certificate of Incorporation relating to the Board of Directors may be altered, amended or repealed only by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors.

         The Restated Certificate of Incorporation also provides that any action to be taken at any meeting of stockholders by written consent in lieu of a meeting must be signed by the holders of all the shares of capital stock that would be entitled to vote at such a meeting. Further, special meetings of the stockholders of NYNEX may be called only by the Board of Directors or at the request in writing of stockholders owning at least two-thirds of the outstanding shares entitled to vote.

         The Board of Directors, without further action by the stockholders, is also authorized to issue up to 75,000,000 shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors and as are not inconsistent with the Restated Certificate of Incorporation or any amendment thereto, and as may be permitted by the Delaware General Corporation Law. See "Description of Preferred Stock."

Rights Plan

         On October 19, 1989, the Board of Directors declared a dividend distribution of one Right for each outstanding share of Common Stock of NYNEX to stockholders of record at the close of business on October 31, 1989 (the "Record Date"). As a result of the two-for-one stock split, effective September 15, 1993, the Rights have been adjusted so that stockholders receive one Right for every two shares of Common Stock. Except as described below, each Right, when exercisable, entitles the registered holder thereof to purchase from NYNEX one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Junior Preferred Stock"), at a price of $230 per one one-hundredth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.

         Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate certificate will be distributed with respect to any Rights. Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days (or such later date as may be determined by action of a majority of the Board of Directors) following the commencement of (or a public announcement of an intention to make) a tender or exchange offer if, upon consummation thereof, such person or group would be the beneficial owner of 15% or more of such outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with Common Stock certificates. From as soon as practicable after the Record Date and until the Distribution Date (or earlier redemption, expiration or termination of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the surrender for transfer of any certificate for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (each a "Right Certificate") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until after the Distribution Date and will expire at the earliest of (i) October 31, 1999, (ii) upon redemption by NYNEX as described below and (iii) upon exchange by NYNEX as described below.

         In the event that any person (other than NYNEX and its affiliates) becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock (a "Section ll(a)(ii) Event"), proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise at the then current exercise price of the Right, Common Stock (or, in certain circumstances, cash, property or other securities of NYNEX) having a value equal to two times the exercise price of the Right.

         In the event that, at any time following the Distribution Date, NYNEX is acquired in a merger or other business combination transaction or 50% or more of NYNEX's assets or earning power is sold (a "Section 13(a) Event"), proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise at the then current exercise price of the Right, common stock of the acquiring or surviving company having a value equal to two times the exercise price of the Right.

         Notwithstanding the foregoing, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event (collectively, "Triggering Events"), any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will immediately become null and void.

         The Purchase Price payable, and the number of shares of Junior Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Stock, (ii) upon the grant to holders of the Junior Preferred Stock of certain rights or warrants to subscribe for Junior Preferred Stock or convertible securities at less than the current market price of the Junior Preferred Stock, or (iii) upon the distribution to holders of the Junior Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the then outstanding shares of Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional shares of Junior Preferred Stock (other than fractions in multiples of one one-hundredths of a share) will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Junior Preferred Stock on the last trading date prior to the date of exercise.

         At any time after the date of the Rights Agreement until the earliest of (i) the Stock Acquisition Date, (ii) the date of any Section 13(a) Event and
(iii) October 31, 1999, NYNEX may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of NYNEX, including, without limitation, the right to vote or to receive dividends.

         The provisions of the Rights Agreement may be amended by NYNEX, except that NYNEX may not amend the Rights Agreement to (i) reduce the Redemption Price, (ii) provide for an earlier Final Expiration Date (as defined in the Rights Agreement), (iii) alter the procedure required to redeem the Rights or
(iv) if at the time of such amendment the Rights are not redeemable, extend the time during which the Rights may be redeemed. In addition, any amendment from and after such time as there is an Acquiring Person may not adversely affect the interests of holders of Rights.

         On April 21, 1996, NYNEX and the Rights Agent entered into a First Amendment to the Rights Agreement and on July 2, 1996, NYNEX and the Rights Agent entered into a Second Amendment to the Rights Plan whereby (i) no Distribution Date, Stock Acquisition Date or Triggering Event shall be deemed to have occurred, neither Bell Atlantic nor any of its subsidiaries (collectively, the "Acquisition Group") shall be deemed to have become an Acquiring Person and
(ii) no holder of Rights shall be entitled to exercise such Rights solely by reason of (x) the approval, execution and delivery of a certain Amended and Restated Agreement and Plan of Merger dated as of April 21, 1996, as amended and restated as of July 2, 1996, between NYNEX and Bell Atlantic (the "Merger Agreement") by the parties thereto, (y) the approval of the Merger Agreement by the stockholders of the parties thereto, or (z) the consummation of the transactions contemplated by the Merger Agreement; provided that no member of the Acquisition Group becomes the beneficial owner of 10% or more of the Common Stock then outstanding in any manner other than as set forth in the Merger Agreement.

         The Rights Agreement is intended to protect stockholders in the event of unsolicited offers or attempts to acquire NYNEX, including offers that do not treat all stockholders equally, acquisition in the open market of shares constituting control without offering fair value to all stockholders and other coercive or unfair takeover tactics that would impair the Board of Directors' ability to represent stockholders' interests fully.

Anti-Greenmail Provisions

         The Restated Certificate of Incorporation contains provisions designed to discourage the discriminatory impact of "greenmail," which could involve the purchase by NYNEX of a substantial block of NYNEX shares at a more favorable price to the stock purchaser than would be available to other stockholders (the "Anti-Greenmail Provisions").

         The Anti-Greenmail Provisions require that any purchase by NYNEX or any of its subsidiaries of any equity securities of NYNEX from a holder of more than 5% of the outstanding Voting Shares (or any affiliate or associate thereof) who has beneficially owned such securities for less than two years must be approved by the affirmative vote of holders of at least a majority of the voting power of the Voting Shares, excluding Voting Shares beneficially owned by the more than 5% holder, voting as a single class. The Anti-Greenmail Provisions do not require a majority vote with respect to (i) a purchase of securities as part of a tender or exchange offer by NYNEX made on the same terms to all holders of such securities complying with the Exchange Act, (ii) a purchase made pursuant to an open market purchase program approved by a majority of the directors then in office or (iii) a purchase approved by a majority of the directors then in office and which is made at no more than the market price on the date that the understanding with the 5% holder with respect to the purchase is reached.

         Because the Anti-Greenmail Provisions are designed to discourage accumulations of large blocks of NYNEX shares by purchasers whose objective is to have such securities repurchased by NYNEX at a premium, such provisions could tend to reduce any temporary rise in the market price of the Common Stock which might be caused by accumulation of a large block. Thus, some stockholders could be deprived of possible opportunities to sell their shares at a temporarily higher market price.

Directors' Liability

         NYNEX has included in the Restated Certificate of Incorporation provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty except for liability for breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for violations under Section 174 of the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit, and (ii) indemnify each director and officer for certain amounts incurred by him or her in connection with an action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of NYNEX, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that in the case of an action by or in the right of NYNEX, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to NYNEX unless otherwise determined by the applicable court to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Preemptive Rights

         The holders of Common Stock have no preemptive rights to subscribe for or purchase shares of capital stock.

Transfer Agent and Registrar

         The First National Bank of Boston is the transfer agent, registrar and dividend disbursing agent for the Common Stock.

                         DESCRIPTION OF PREFERRED STOCK

         The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain terms of a series of the Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of the Preferred Stock. If so indicated in the Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The following description of the Preferred Stock summarizes certain provisions of the Restated Certificate of Incorporation and the form of Certificate of Designations filed as an exhibit to the Registration Statement to which this Prospectus relates and is subject to and qualified in its entirety by reference to the Restated Certificate of Incorporation and such Certificate of Designations which will be filed with the SEC promptly after the offering of such series of Preferred Stock. The following description, together with any description of the terms of a series of Preferred Stock set forth in any Prospectus Supplement, summarizes all of the material terms of such series of Preferred Stock.

General

         Under the Restated Certificate of Incorporation, the Board of Directors is authorized to provide for the issuance from time to time of up to 75,000,000 shares of Preferred Stock, par value $1.00 per share, in one or more series with such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors and as are not inconsistent with the Restated Certificate of Incorporation or any amendment thereto, and as may be permitted by the Delaware General Corporation Law.

         As of the date of this Prospectus, NYNEX has no shares of Preferred Stock outstanding. As of the date hereof, 5,000,000 shares of Preferred Stock, designated as Series A Junior Participating Preferred Stock, were reserved for issuance pursuant to the Rights Agreement described under "Description of Common Stock--Rights Plan." NYNEX may amend from time to time the Restated Certificate of Incorporation to increase the number of authorized shares of Preferred Stock. The holders of any series of Preferred Stock are not entitled to vote on any such amendment except as provided in the Prospectus Supplement relating to any such series. See "--Voting Rights" below.

         The Preferred Stock will have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of the Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including: (i) the designation of such Preferred Stock, the number of shares offered and the liquidation value thereof; (ii) the price at which such Preferred Stock will be issued; (iii) the dividend rate (or method of calculation), the dates on which dividends shall be payable, whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate; (iv) the liquidation preference thereof; (v) any redemption or sinking fund provisions; (vi) any conversion or exchange provisions of such Preferred Stock; and (vii) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, limitations and restrictions of such Preferred Stock.

         The Preferred Stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the Prospectus Supplement relating to a particular series of the Preferred Stock, each series of the Preferred Stock will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of the Preferred Stock, if any, and senior to the Series A Junior Participating Preferred Stock. Holders of Preferred Stock will have no preemptive rights to subscribe for or purchase shares of capital stock.

         Each Prospectus Supplement relating to a series of Preferred Stock will set forth as of the date of NYNEX's most recent balance sheet the aggregate principal amount of indebtedness and other Preferred Stock of NYNEX, if any, which ranks senior to, or equally with, such series of Preferred Stock.

Dividend Rights

         Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, out of assets of NYNEX legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of the Preferred Stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of NYNEX on such record dates as will be fixed by the Board of Directors or a duly authorized committee thereof. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the Prospectus Supplement relating thereto. If the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and NYNEX shall have no obligation to pay the dividend accrued for that period, whether or not dividends are declared for any future period.

         No full dividends will be declared or paid or set apart for payment on preferred stock of any series ranking, as to dividends, on a parity with or junior to any series of Preferred Stock for any period unless full dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment on such series of Preferred Stock for the then-current dividend period and, if such Preferred Stock is cumulative, all other dividend periods terminating on or before the date of payment of such full dividends. When dividends are not paid in full upon any series of the Preferred Stock and any other preferred stock ranking on a parity as to dividends with such series of the Preferred Stock, all dividends declared upon such series of the Preferred Stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series of the Preferred Stock and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends, including, in the case of cumulative Preferred Stock, accumulations, if any, in respect of prior dividend periods, per share on such series of the Preferred Stock and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full dividends, including, in the case of cumulative Preferred Stock, accumulations, if any, in respect of prior dividend periods, on all outstanding shares of any series of the Preferred Stock have been paid or declared and set aside for payment, no dividends (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into, Common Stock or another stock ranking junior to such series of the Preferred Stock as to dividends and upon liquidation) will be declared or paid or set aside for payment or other distributions made upon the Common Stock or any other stock of NYNEX ranking junior to or on a parity with the Preferred Stock as to dividends or upon liquidation, nor will any Common Stock or any other stock of NYNEX ranking junior to or on a parity with such series of the Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by NYNEX (except by conversion into or exchange for stock of NYNEX ranking junior to such series of the Preferred Stock as to dividends and upon liquidation). No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

         Except as set forth in the Prospectus Supplement relating to a series of Preferred Stock, the amount of dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period longer or shorter than a full dividend period shall be computed on the basis of 30-day months and a 360-day year.

         Each series of Preferred Stock will be entitled to dividends as described in the Prospectus Supplement relating to such series, which may be based upon one or more methods of determination. Different series of the Preferred Stock may be entitled to dividends at different dividend rates or based upon different methods of determination.

Rights Upon Liquidation

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of NYNEX, the holders of each series of Preferred Stock will be entitled to receive out of assets of NYNEX available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to such series of the Preferred Stock upon liquidation, liquidating distributions in the amount set forth in the Prospectus Supplement relating to such series of the Preferred Stock plus an amount equal to accrued and unpaid dividends for the then-current dividend period and, if such series of the Preferred Stock is cumulative, for all dividend periods prior thereto. If, upon any voluntary or involuntary liquidation, dissolution or winding up of NYNEX, the amounts payable with respect to the Preferred Stock of any series and any other shares of stock of NYNEX ranking as to any such distribution on a parity with such series of the Preferred Stock are not paid in full, the holders of the Preferred Stock of such series and of such other shares will share ratably in any such distribution of assets of NYNEX in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of such series of Preferred Stock will have no right or claim to any of the remaining assets of NYNEX. Neither the sale of all or substantially all the property or business of NYNEX nor the merger or consolidation of NYNEX into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of NYNEX.

Redemption

         A series of the Preferred Stock may be redeemable, in whole or in part, at the option of NYNEX, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series.

         The Prospectus Supplement relating to a series of Preferred Stock which is subject to mandatory redemption will specify the number of shares of such series of Preferred Stock which will be redeemed by NYNEX in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption. The redemption price may be payable in cash, capital stock or in cash received from the net proceeds of the issuance of capital stock of NYNEX, as specified in the Prospectus Supplement relating to such series of Preferred Stock.

         If fewer than all the outstanding shares of any series of the Preferred Stock are to be redeemed, whether by mandatory or optional redemption, the selection of the shares to be redeemed will be determined by lot or pro rata as may be determined by the Board of Directors or a duly authorized committee thereof, or by any other method which may be determined by the Board of Directors or such committee to be equitable. From and after the date of redemption (unless default shall be made by NYNEX in providing for the payment of the redemption price), dividends shall cease to accrue on the shares of Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price) shall cease.

         In the event that full dividends, including accumulations in the case of cumulative Preferred Stock, on any series of the Preferred Stock have not been paid, such series of the Preferred Stock may not be redeemed in part and

NYNEX may not purchase or acquire any shares of such series of the Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of such series of the Preferred Stock.

Conversion or Exchange Rights

         The Prospectus Supplement for any series of the Preferred Stock will state the terms, if any, on which shares of such series are convertible into, or exchangeable for, securities of NYNEX or another person.

Voting Rights

         Unless otherwise determined by the Board of Directors and indicated in the Prospectus Supplement relating to a particular series of Preferred Stock, the holders of the Preferred Stock will not be entitled to vote, except as set forth below or except as expressly required by applicable law. In the event NYNEX issues shares of any series of Preferred Stock with voting rights, including any voting rights in the case of dividend arrearages, unless otherwise specified in the Prospectus Supplement relating to a particular series of Preferred Stock, each such share will be entitled to one vote on matters on which holders of such series of the Preferred Stock are entitled to vote. In the case of any series of Preferred Stock having one vote per share on matters on which holders of such series are entitled to vote, the voting power of such series, on matters on which holders of such series and holders of other series of preferred stock are entitled to vote as a single class, will depend on the number of shares in such series, not on the aggregate liquidation preference or initial offering price of the shares of such series of Preferred Stock.

         Except as set forth in the Prospectus Supplement relating to a series of Preferred Stock, if at any time dividends on any series of Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon (which, with respect to any series of Preferred Stock whose dividend periods are other than quarterly, shall be deemed to be a number of dividend periods containing not less than 540 days), all holders of Preferred Stock on which dividends are in arrears and as to which similar voting rights have been conferred, voting as a class, irrespective of series, shall have the right to elect two directors. Directors so elected by such holders of Preferred Stock shall continue in office until their successors shall have been elected or until such time as all accrued and unpaid dividends for all previous dividend periods and for any current dividend period on all shares of such Preferred Stock then outstanding shall have been declared and paid or set apart for payment.

         The affirmative vote or consent of the holders of at least a majority of the outstanding shares of any series of Preferred Stock, voting as a separate class, will be required for any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of the Restated Certificate of Incorporation (or any certificate amendatory thereof or supplemental thereto relating to any series of the Preferred Stock) which will adversely affect the powers, preferences or other special rights of such series of the Preferred Stock; provided, however, that any increase in the number of the authorized shares of Preferred Stock, or the creation and issuance of any other class or series of preferred stock, or any increase in the number of authorized shares of any preferred stock of any class or series, in each case ranking on a parity with or junior to the Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the affairs of NYNEX will not be deemed to adversely affect such powers, preferences or other special rights. The affirmative vote or consent of the holders of shares representing at least a majority of the voting power of the outstanding shares of any series of Preferred Stock and any other series of preferred stock of NYNEX ranking on a parity with such series of the Preferred Stock as to dividends or upon liquidation, voting as a single class without regard to series, will be required to authorize, effect or validate (i) the creation, authorization or issuance of, (ii) the reclassification of any authorized stock of NYNEX into, or (iii) the creation, authorization or issuance of, any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to such series of the Preferred Stock as to dividends or upon liquidation.

                         DESCRIPTION OF DEBT SECURITIES

         The Debt Securities of NYNEX are to be issued under an Indenture dated as of March 1, 1990, as supplemented by a First Supplemental Indenture dated as of December 1, 1994, and as the same may be further amended or supplemented (the "Indenture"), from NYNEX to Marine Midland Bank, as Trustee (the "Trustee"). Copies of the Indenture and any amendments or supplements are filed or incorporated by reference as exhibits to the Registration Statement. The following description summarizes certain provisions of the Debt Securities and the Indenture and is subject to the detailed provisions of the Debt Securities and the Indenture. The following description, together with any description of the terms of a series of Debt Securities set forth in any Prospectus Supplement, summarizes all of the material terms of such series of Debt Securities. Whenever any particular section of the Indenture or any term defined therein is referred to, such section or definition is incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

General

         The Indenture does not limit the amount of Debt Securities which can be issued thereunder and provides that additional Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Board of Directors. Reference is made to the Prospectus Supplement for the following terms of the particular series of Debt Securities being offered thereby: (i) the title and aggregate principal amount of the series; (ii) whether such Debt Securities are issuable as Registered Securities, Bearer Securities or both; (iii) the maturity dates or the manner of determination thereof; (iv) the interest rate or rates or the manner of determination thereof and the dates on and manner in which, including record dates, interest shall be paid; (v) the places for payments on, registration of transfer of, or surrender for exchange of, such Debt Securities; (vi) the periods within which, prices at which, the currency or currency unit in which, and the other terms and conditions upon which, such Debt Securities may be redeemed at the option of NYNEX; (vii) the obligation, if any, of NYNEX to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provision, or at the option of the holder thereof, and any related periods, prices, currency or currency unit and other terms and conditions for any such redemption or purchase; (viii) the minimum denominations if other than $1,000, in the case of Registered Securities, and $5,000, in the case of Bearer Securities; (ix) the amount payable upon acceleration, if other than the principal amount of such Debt Securities; (x) any Events of Default and covenants, whether or not consistent with the Events of Default or covenants set forth in the Indenture; (xi) any Trustee other than Marine Midland Bank; (xii) if other than U.S. dollars, the currency or currency unit (including any composite currency) for payments on such Debt Securities or in which such Debt Securities shall be denominated; (xiii) whether NYNEX or the holder of such Debt Security may elect to change the currency or currency unit of payment, the periods within which such election may be made, and the terms and conditions of and the manner for determining the exchange rate relating to any such election;
(xiv) the designation of any agent of NYNEX for purposes of making determinations or calculations with respect to such Debt Securities or otherwise; (xv) the manner, if applicable, for determining payments on such Debt Securities if payments on such Debt Securities are to be determined by reference to the relationship between two or more currencies or composite currencies, to the price of one or more specified securities or commodities or to one or more securities or commodities exchange indices or other indices or by other similar methods or formulas ("Indexed Securities"); (xvi) any provisions for satisfaction and discharge of the Indenture with respect to such Debt Securities if other than as provided in the Indenture; (xvii) the date of any Bearer Securities or any Global Security if other than the date of original issuance of the first of such Debt Securities, if any; (xviii) the application, if any, to such Debt Securities of the provisions described below under "Payment of Additional Amounts" and "Defeasance -- Defeasance of Certain Covenants and Certain Events of Default," and, if applicable, any additional covenants provided for such Debt Securities with which NYNEX may omit compliance pursuant to the provisions described below in the second paragraph under "Meetings, Modification and Waiver" or upon exercise of the option described below under "Defeasance -- Defeasance of Certain Covenants and Certain Events of Default,"
(xix) whether any Global Securities shall be issued, whether in whole or part or in permanent or temporary form, and any related Depositary, Global Exchange Agent and Exchange Date; (xx) the circumstances for any exchange of temporary Global Securities for definitive securities, whether such securities will be

Registered Securities or Bearer Securities and the terms and conditions relating to the payment of interest to any clearing organization; (xxi) applicable subordination provisions, if any; (xxii) if NYNEX has the option of making any scheduled payment on such Debt Securities in either of two currencies ("Dual Currency Securities"), the two currencies in either of which such payments may be made, and any other special terms with respect to such Dual Currency Securities; (xxiii) if interest and principal on such Debt Securities are payable according to an amortization schedule ("Amortizing Securities"), such amortization schedule, and any other special terms with respect to such Amortizing Securities; (xxiv) whether such Debt Securities shall be convertible into, or exchangeable for, securities of NYNEX or another person; and (xxv) any other terms of such Debt Securities not inconsistent with the Indenture. (Section 301)

         The Debt Securities will be unsecured and, unless otherwise specified in the applicable Prospectus Supplement, will rank equally with NYNEX's other unsecured senior indebtedness. Such Prospectus Supplement will also set forth as of the date of NYNEX's most recent balance sheet the aggregate principal amount of other indebtedness of NYNEX, if any, which ranks senior to, or equally with, such series of Debt Securities.

         If the purchase price of any of the Debt Securities is denominated in one or more foreign currencies or currency units, including any composite currency (each a "Foreign Currency"), or if the principal of (and premium, if any) or interest, if any, on any series of Debt Securities is payable in one or more Foreign Currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such Foreign Currencies will be set forth in the applicable Prospectus Supplement relating thereto.

         Some of the Debt Securities may be issued as Discounted Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any Discounted Securities will be described in the Prospectus Supplement relating thereto.

Denominations, Registration and Transfer

         The Debt Securities of a series will be issuable as Registered Securities, Bearer Securities or both. Debt Securities of a series may be issuable in the form of one or more Global Securities, as described below under "Global Securities." Unless otherwise provided in an applicable Prospectus Supplement with respect to a series of Debt Securities, Registered Securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof and Bearer Securities denominated in U.S. dollars will be issued only in denominations of $5,000 with coupons attached. A Global Security will be issued in a denomination equal to the aggregate principal amount of Outstanding Debt Securities of the series represented by such Global Security. The Prospectus Supplement relating to a series of Debt Securities denominated in a Foreign Currency will specify the denominations thereof. (Sections 201, 301, 302 and 305)

         In connection with its sale during the "restricted period" as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury regulations (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold), no Bearer Security shall be mailed or otherwise delivered to any location in the United States (as defined below under "Limitations on Issuance of Bearer Securities"), and any such Bearer Security (other than a temporary Global Security in bearer form) may be delivered only if the person entitled to receive such Bearer Security furnishes written certification, in the form required by the Indenture, to the effect that such Bearer Security is not being acquired by or on behalf of a United States person (as defined below under "Limitations on Issuance of Bearer Securities"), or, if a beneficial interest in such Bearer Security is being acquired by or on behalf of a United States person, that such United States person is a person described in Section 1.163-5(c)(2)(i)(D)(6) of the United States Treasury regulations or is a financial institution who has purchased such Bearer Security for resale during the restricted period and who certifies that it has not acquired such Bearer Security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. See "Global Securities" and "Limitations on Issuance of Bearer Securities."

         Generally, Registered Securities of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if Debt Securities of any series are issuable as both Registered Securities and as Bearer Securities, at the option of the holder upon request confirmed in writing, and subject to the terms of the Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any Bearer Security surrendered in exchange for a Registered Security between a Regular Record Date or a Special Record Date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest will not be payable on such date for payment of interest in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. (Section 305) Except as provided in an applicable Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities.

         Debt Securities may be presented for exchange as provided above, and Registered Securities (other than a Global Security) may be presented for registration of transfer (with the form of transfer duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by NYNEX for such purpose with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. NYNEX has initially appointed the Trustee as Security Registrar under the Indenture. (Section 305) If a Prospectus Supplement refers to any transfer agent (in addition to the Security Registrar) initially designated by NYNEX with respect to any series of Debt Securities, NYNEX may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, NYNEX will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, NYNEX will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. NYNEX may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002)

         In the event of any redemption in part, NYNEX shall not be required to
(i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debt Securities of that series selected to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of that series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption, except as provided with respect to redemptions discussed under "Tax Redemption; Special Tax Redemption." (Section 305)

Payment and Paying Agents

         Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and interest, if any, on Registered Securities (other than a Global Security) will be made at the office of such Paying Agent or Paying Agents as NYNEX may designate from time to time, except that at the option of NYNEX, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by transfer to an account maintained by the payee with a bank located inside the United States. (Sections 305, 307 and 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the

Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest payment; provided, however, that interest, if any, payable at maturity or upon earlier redemption or repayment shall be payable to the Person to whom principal shall be payable. (Section 307)

         Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and interest, if any, on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as NYNEX may designate from time to time, except that at the option of NYNEX, payment of any interest may be made by transfer to an account maintained by the payee outside the United States. (Sections 307 and 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. (Section 1001) No payment of interest on a Bearer Security will be made unless on the earlier of the date of the first such payment by NYNEX or the date of delivery by NYNEX of a definitive Bearer Security, including a permanent Global Security, a written certification, in the form required by the Indenture, is provided to NYNEX stating that on such date the Bearer Security is not owned by or on behalf of a United States person (as defined below under "Limitations on Issuance of Bearer Securities"), or, if a beneficial interest in such Bearer Security is being acquired by or on behalf of a United States person, that such United States person is a person described in
Section 1.163-5(c)(2)(i)(D)(6) of the United States Treasury regulations or is a financial institution who has purchased such Bearer Security for resale during the restricted period and who certifies that it has not acquired such Bearer Security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. No payment with respect to any Bearer Security will be made at any office or agency of NYNEX in the United States or by check mailed to any address in the United States or by transfer to an account maintained in the United States. Payments will not be made in respect of Bearer Securities or coupons appertaining thereto pursuant to presentation to NYNEX or its designated Paying Agents within the United States or any other demand for payment to NYNEX or its designated Paying Agents within the United States. Notwithstanding the foregoing, payment of principal of (and premium, if any) and interest, if any, on Bearer Securities denominated and payable in U.S. dollars will be made at the office of NYNEX's Paying Agent in the United States if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

         Unless otherwise indicated in an applicable Prospectus Supplement, the principal office of the Trustee in the City of New York will be designated as NYNEX's sole Paying Agent for payments with respect to Debt Securities which are issuable solely as Registered Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by NYNEX for the Debt Securities will be named in the related Prospectus Supplement. NYNEX may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, NYNEX will be required to maintain a Paying Agent in each Place of Payment for such series, and if the Debt Securities of a series may be issuable as Bearer Securities, NYNEX will be required to maintain (i) a Paying Agent in a Place of Payment for that series in the United States for payments with respect to any Registered Securities of that series (and for payments with respect to Bearer Securities of that series in the circumstances described above, but not otherwise), (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, NYNEX will maintain a Paying Agent in Luxembourg or any other required city located outside the United States, as the case may be, for the Debt Securities of such series, and (iii) a Paying Agent in a Place of Payment located outside the United States where (subject to applicable laws) Registered Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon NYNEX may be served. (Section 1002)

         All moneys paid by NYNEX to a Paying Agent for the payment of principal of (and premium, if any) and interest, if any, on any Debt Security which remain unclaimed at the end of three years after such principal, premium or interest shall have become due and payable will be repaid to NYNEX, and the holder of such Debt Security or any coupon will thereafter look only to NYNEX for payment thereof. (Section 1003)

Global Securities

         The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged for Registered Securities in definitive form, a temporary Global Security representing all or a part of the Registered Securities of a series may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 305)

         The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. NYNEX anticipates that the following provisions will apply to all depositary arrangements.

         Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit the accounts of persons held with it with the respective principal amounts of the Debt Securities represented by such Global Security. Such accounts shall be designated by the underwriters or agents with respect to such Debt Securities or by NYNEX if such Debt Securities are offered and sold directly by NYNEX. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary for such Global Security or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

         So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

         Principal, premium, if any, and interest payments on Debt Securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither NYNEX, the Trustee for such Debt Securities, any Paying Agent nor the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security, for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         NYNEX expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security for such Debt Securities as shown on the records of such Depositary or its nominee. NYNEX also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments in respect of such temporary Global Security will be subject, in the case of a temporary Global Security in which interests are exchangeable for Bearer Securities, to the furnishing of the certificate described above under "Payment and Paying Agents."

         If a Depositary for a series of Debt Securities is at any time unwilling or unable to continue as depositary, or is no longer eligible to act as depositary under the Indenture, and a successor depositary is not appointed by NYNEX within 90 days, NYNEX will issue Debt Securities of such series in definitive form in exchange for the entire Global Security representing such series of Debt Securities. In addition, NYNEX may at any time and in its sole discretion determine not to have the Registered Securities of a series represented by a Global Security and, in such event, will issue Registered Securities of such series in definitive form in exchange for the Global Security representing such series of Registered Securities. Further, if NYNEX so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to NYNEX and the Depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Securities). Debt Securities of such series so issued in definitive form will be issued (a) as Registered Securities in denominations, unless otherwise specified by NYNEX, of $1,000 or any integral multiple of $1,000 if the Debt Securities of such series are issuable as Registered Securities, (b) as Bearer Securities in the denomination, unless otherwise specified by NYNEX, of $5,000 if the Debt Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities, if the Debt Securities of such series are issuable in either form. (Section 305) Notwithstanding the foregoing, no Bearer Security in definitive form (including an interest in a permanent Global Security in bearer form) will be delivered unless the beneficial owner thereof has provided the certificate described above under "Payment and Paying Agents."

Limitations on Issuance of Bearer Securities

         In compliance with United States federal tax laws and regulations, Bearer Securities may not be offered, or sold during the restricted period (as defined under "Denominations, Registration and Transfer") or delivered in connection with their sale during the restricted period in the United States or its possessions or to United States persons (each as defined below) except to the extent permitted under Section 1.163-5(c)(2)(i)(D) of the United States Treasury regulations (the "D Rules"), and any underwriters, agents and dealers participating in the offering of Debt Securities must agree that they will not offer for sale or resale, or sell Bearer Securities in the United States or its possessions or to United States persons, except to the extent permitted under the D Rules, nor deliver Bearer Securities within the United States.

         Bearer Securities and any coupons appertaining thereto will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." Under Sections 165(j) and 1287(a) of the Internal Revenue Code of 1986, as amended (the "Code"), holders that are United States persons (as defined below), with certain exceptions, will not be entitled to deduct any loss on Bearer Securities and must treat as ordinary income any gain realized on the sale or other disposition (including the receipt of principal) of Bearer Securities.

         As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), and its "possessions" which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands. The term "United States Alien" means any corporation, partnership, individual or fiduciary that is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

Lien On Assets

         If at any time, NYNEX mortgages, pledges, or otherwise subjects to any lien the whole or any part of any property or assets now owned or hereafter acquired by it, except as hereinafter provided, NYNEX will secure the outstanding Debt Securities, and any other benefit of a covenant similar in effect to this covenant, equally and ratably with the indebtedness or obligations secured by such mortgage, pledge, or lien, for as long as any such indebtedness or obligation is so secured. The foregoing covenant does not apply to the creation, extension, renewal or refunding of purchase-money mortgages or liens, or other liens to which any property or asset acquired by NYNEX is subject as of the date of its acquisition by NYNEX or to the making of any deposit or pledge to secure public or statutory obligations or with any governmental agency at any time required by law in order to qualify NYNEX to conduct its business or any part thereof or in order to entitle it to maintain self-insurance or to obtain the benefits of any law relating to workers' compensation, unemployment insurance, old age pensions or other social security, or with any court, board, commission, or governmental agency as security incident to the proper conduct of any proceeding before it. Nothing contained in the Indenture prevents any Person other than NYNEX from mortgaging, pledging, or subjecting to any lien any of its property or assets, whether or not acquired by such Person from NYNEX. (Section 1009)

Tax Redemption; Special Tax Redemption

         If and to the extent specified in an applicable Prospectus Supplement, the Debt Securities of a series will be subject to redemption at any time, as a whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon publication of a notice as described below, if (x) NYNEX determines that (a) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date specified in the applicable Prospectus Supplement, NYNEX has or will become obligated to pay, on the next succeeding Interest Payment Date, additional amounts with respect to any Debt Security of such series as described below under "Payment of Additional Amounts" or (b) on or after a date specified in the applicable Prospectus Supplement, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, the United States or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (a) above, whether or not such action was taken or decision was rendered with respect to NYNEX, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the opinion of legal counsel to NYNEX, will result in a material probability that NYNEX will become obligated to pay additional amounts with respect to any Debt Security of such series on the next succeeding Interest Payment Date, and (y) in any such case NYNEX in its business judgment determines that such obligation cannot be avoided by the use of reasonable measures available to NYNEX. (Section
1108)

         If NYNEX shall determine that any payment made outside the United States by NYNEX or any Paying Agent of principal or interest due in respect of any Bearer Security (an "Affected Security") or any coupon appertaining thereto would, under any present or future laws or regulations of the United States, be subject to any certification, information or other reporting requirement of any kind, the effect of which requirement is the disclosure to NYNEX, any Paying Agent or any governmental authority of the nationality, residence or identity (as distinguished from, for example, status as a United States Alien) of a beneficial owner of such Affected Security of such series or coupon who is a United States Alien (other than such a requirement which (a) would not be applicable to a payment made (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner, (b) can be satisfied by such custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien, provided that in each case referred to in items (a)(ii) and (b), payment by such custodian, nominee or other agent to such beneficial owner is not otherwise subject to any such requirement (other than a requirement which is imposed on a custodian, nominee or other agent described in (d) of this sentence), (c) would not be applicable to a payment made by at least one other Paying Agent of NYNEX or (d) is applicable to a payment to a custodian, nominee or other agent of the beneficial owner who is a United States person, a controlled foreign corporation for United States tax purposes, a foreign person 50% or more of whose gross income for the three-year period ending with the close of its taxable year preceding the year of payment is effectively connected with a United States trade or business, or is otherwise related to the United States), NYNEX shall either (x) redeem the Affected Securities of such series, as a whole, at a redemption price equal to the principal amount thereof, together with interest accrued to the date fixed for redemption, or (y) if the conditions of the next succeeding paragraph are satisfied, pay the additional amounts specified in such paragraph. NYNEX shall make such determination and election as soon as practicable and give prompt notice thereof (the "Determination Notice") stating the effective date of such certification, information or reporting requirements, whether NYNEX has elected to redeem the Affected Securities of such series or to pay the additional amounts specified in the next succeeding paragraph, and (if applicable) the last date by which the redemption of the Affected Securities of such series must take place. If NYNEX elects to redeem the Affected Securities of such series, such redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as NYNEX shall elect by notice to the Trustee given not less than 45 nor more than 75 days before the date fixed for redemption. Notice of such redemption of the Affected Securities of such series will be given to the holders thereof not less than 30 nor more than 60 days prior to the date fixed for redemption. Notwithstanding the foregoing, NYNEX shall not redeem the Affected Securities of such series if NYNEX subsequently determines, not less than 30 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case NYNEX shall give prompt notice of such determination and any earlier redemption notice shall be revoked and of no further effect. The right of the holders of Affected Securities called for redemption to exchange such Affected Securities for Registered Securities (which Registered Securities will remain outstanding following such redemption) will terminate on the fifteenth day prior to the date fixed for redemption, and no further exchanges of Affected Securities for Registered Securities shall be permitted unless NYNEX shall have made the subsequent determination and given the notice referred to in the preceding sentence. (Section 1108)

         If and so long as the certification, information or other reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of a withholding tax, backup withholding tax or similar charge, NYNEX may elect to pay such additional amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirements by NYNEX or any Paying Agent of principal (or premium, if any) or interest, if any, due in respect of any Affected Security of such series or any coupon to a holder who certifies that the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to NYNEX, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such withholding tax, backup withholding tax or similar charge (other than a withholding tax, backup withholding tax or similar charge which (a) is the result of a certification, information or other reporting requirement described in the second parenthetical clause of the first sentence of the preceding paragraph or (b) is imposed as a result of presentation of such Affected Security or coupon for payment more than 10 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Affected Security or coupon to be then due and payable. In the event NYNEX elects to pay such additional amounts, NYNEX will have the right, at its sole option, at any time, to redeem the Affected Securities of such series as a whole, but not in part, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption. If NYNEX has made the determination described in the preceding paragraph with respect to certification, information or other reporting requirements applicable only to interest and subsequently makes a determination in the manner and of the nature referred to in such preceding paragraph with respect to such requirements applicable to principal, NYNEX will redeem the Affected Securities of such series in the manner and on the terms described in the preceding paragraph unless NYNEX elects to have the provisions of this paragraph apply rather than the provisions of the immediately preceding paragraph. If in such circumstances the Affected Securities of such series are to be redeemed, NYNEX shall have no obligation to pay additional amounts pursuant to this paragraph with respect to principal (or premium, if any) or interest, if any, accrued and unpaid after the date of the notice of such determination indicating such redemption, but will be obligated to pay such additional amounts with respect to interest accrued and unpaid to the date of such determination. If NYNEX elects to pay additional amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then NYNEX shall promptly redeem such Affected Securities in whole but not in part. (Section 1108)

         In the event that NYNEX elects or is required to redeem the Debt Securities of such series pursuant to the provisions set forth in the preceding three paragraphs, NYNEX shall deliver to the Trustee a certificate, signed by an authorized officer, stating that NYNEX is entitled to redeem the Debt Securities of such series pursuant to their terms.

         Notice of intention to redeem the Debt Securities of such series and all other notices in accordance with the provisions of the preceding paragraphs will be given in accordance with "Notices" below. In the case of a redemption, notice will be given once not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

Payment of Additional Amounts

         If and to the extent specified in an applicable Prospectus Supplement, NYNEX will, subject to the exceptions and limitations set forth below, pay to the holder of any Debt Security or coupon who is a United States Alien such additional amounts as may be necessary in order that every net payment on such Debt Security or coupon, after withholding by NYNEX or any of its Paying Agents for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such Debt Security or in such coupon to be then due and payable. However, NYNEX will not be required to make any payment of additional amounts for or on account of:

            (1) any tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or trust, or a member or shareholder of such holder, if such holder is a partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen, resident or treated as a resident thereof or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein, or (ii) such holder's present or former status as a personal holding company, foreign personal holding company, controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

            (2) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of such Debt Security or coupon for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

            (3) any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

            (4) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment on a Debt Security or coupon if such payment can be made without such withholding by at least one other Paying Agent;

            (5) any tax, assessment or other governmental charge that is payable otherwise than by withholding from a payment on a Debt Security or coupon;

            (6) any tax, assessment or other governmental charge imposed on a holder of a Debt Security or coupon that actually or constructively owns 10% or more of the total combined voting power of all classes of stock of NYNEX entitled to vote within the meaning of Section 871(h)(3) of the Code or that is a controlled foreign corporation related to NYNEX through stock ownership;

            (7) any tax, assessment or other governmental charge imposed as a result of the failure to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a Debt Security or coupon, if such compliance is required by statute, or by regulation of the United States, as a precondition to relief or exemption from such tax, assessment or other governmental charge;

            (8) any tax, assessment or other governmental charge imposed on the holder of a Debt Security or a coupon as a result of Section 881(c)(3)(A) of the Code (relating to banks receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business); or

            (9) any combination of items (1), (2), (3), (4), (5), (6), (7)
     and (8);

nor will additional amounts be paid with respect to any payment on a Debt Security or coupon to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income for federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Debt Security or coupon. (Section 1004)

Mergers and Sales of Assets by NYNEX

         NYNEX may consolidate with or merge into any other corporation, and NYNEX may sell or transfer all or substantially all of its assets to another corporation, provided, among other things, that (a) the corporation formed by or resulting from any such consolidation or merger or the transferee of such assets shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume by supplemental indenture payment of the principal of (and premium, if any) and interest, if any, on the Debt Securities and the performance and observance of the Indenture, (b) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and (c) certain other conditions are met. (Section 801)

         Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of NYNEX substantially as an entirety in accordance with the preceding paragraph, the successor corporation formed by such consolidation or into which NYNEX is merged or to which such conveyance or transfer is made shall be substituted for NYNEX with the same effect as if such successor corporation had been named as NYNEX. Thereafter NYNEX shall be relieved of all obligations and covenants under the Indenture and NYNEX may thereupon or any time thereafter be dissolved, wound up, or liquidated. (Section 802)

Events of Default

         The following events are defined in the Indenture as "Events of Default" with respect to a series of Debt Securities: (i) default in the payment of any installment of interest on any Debt Securities of such series and any related coupons for 30 days after becoming due; (ii) default in the payment of the principal of (or premium, if any, on) any Debt Securities of such series when due; (iii) default in the performance of any other covenant for 90 days after notice; (iv) certain events of bankruptcy, insolvency or reorganization; and (v) any other Event of Default provided in the terms of the Debt Securities of such series, any such other Event of Default to be described in the applicable Prospectus Supplement. (Section 501) If an Event of Default shall occur and be continuing with respect to a series of Debt Securities, either the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of such series may declare the entire principal amount (or, in the case of Discounted Securities, Dual Currency Securities or Indexed Securities, such lesser amount as may be provided for in such Discounted Securities, Dual Currency Securities or Indexed Securities) of all the Debt Securities of such series to be immediately due and payable. (Section 502)

         The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default with respect to a particular series of Debt Securities, give the holders of the Debt Securities of such series notice of such default known to it (the term default to mean the events specified above without grace periods); provided that, except in the case of a default in the payment of principal of (or premium, if any) or interest, if any, on any of the Debt Securities of such series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the Debt Securities of such series. (Section 602)

         NYNEX is required to furnish the Trustee annually a statement by certain officers of NYNEX to the effect that to the best of their knowledge NYNEX is not in default in the fulfillment of any of its obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default. (Section 1007)

         The holders of a majority in principal amount of a particular series of Debt Securities outstanding have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such series or exercising any trust or power conferred on the Trustee, and to waive certain defaults. (Sections 512 and 513) The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (Section 601) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request. (Section 603) The Debt Securities will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than U.S. dollars. Under New York law, any judgment with respect to a Debt Security or any related coupon denominated in a Foreign Currency will be rendered in such Foreign Currency and converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree. In the event an action based on Debt Securities or related coupons denominated in a Foreign Currency were commenced in a court in the United States outside New York, the currency of judgment and/or applicable exchange rate may differ. The Indenture provides that if it is necessary for the purpose of obtaining a judgment in any court to convert any currency into any other currency, such conversion shall be made at a rate of exchange prevailing on the date NYNEX makes payment to any person in satisfaction of the judgment. If pursuant to any judgment, conversion is to be made on a date other than the payment date, the Indenture provides that NYNEX shall pay any additional amounts necessary to indemnify such person for any change between the rate of exchange prevailing on the payment date and the rate of exchange prevailing on such other date. NYNEX will not, however, be required to pay more in the currency or currency unit due under such Debt Security or coupon at the spot rate prevailing when payment is made than the amount of currency or currency unit stated to be due under such Debt Security or coupon, and NYNEX will be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion over the amount due and payable on the date of payment. (Section 516)

Defeasance

         Satisfaction and Discharge. Except as may otherwise be set forth in the Prospectus Supplement relating to a series of Debt Securities, the Indenture provides that NYNEX shall be discharged from its obligations under the Debt Securities of such series (with certain exceptions) at any time prior to the Stated Maturity or redemption thereof when (a) NYNEX has irrevocably deposited with the Trustee, in trust, (i) sufficient funds in the currency, currencies, currency unit or units in which the Debt Securities of such series are payable to pay the principal of (and premium, if any) and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of (and premium, if any) and interest, if any, on which are fully guaranteed by, the government which issued the currency, and are payable in the currency, in which the Debt Securities of such series are payable, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any) and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (iii) any combination of funds or government obligations referred to in (i) or (ii), (b) NYNEX has paid all other sums payable with respect to the Debt Securities of such series and (c) certain other conditions are met. Upon such discharge, the holders of the Debt Securities of such series shall no longer be entitled to the benefits of the Indenture, except for certain rights, including registration of transfer and exchange of the Debt Securities of such series and replacement of mutilated, destroyed, lost or stolen Debt Securities, and shall look only to such deposited funds or obligations. (Sections 401 and
403)

         To effect the discharge described in the preceding paragraph, NYNEX is required to deliver to the Trustee an opinion of legal counsel (which may be based on a ruling from or published by the Internal Revenue Service), to the effect that such discharge will not cause holders of Debt Securities to recognize income, gain or loss for United States federal income tax purposes, and that such holders of Debt Securities will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if such discharge had not occurred.

         DEFEASANCE OF CERTAIN COVENANTS AND CERTAIN EVENTS OF DEFAULT. If the terms of the Debt Securities of any series so provide, NYNEX may omit to comply with the restrictive covenants in Section 801 (Consolidation, Merger, Conveyance or Transfer), Section l009 (Lien on Assets) and, if so provided in the terms of the Debt Securities of any series and specified in the applicable Prospectus Supplement, any other covenant provided for the Debt Securities of such series, and any such omission to comply with respect to such covenants shall not be an Event of Default with respect to such Debt Securities, if (a) NYNEX deposits or causes to be deposited with the Trustee for such Debt Securities in trust an amount of (i) cash in the currency or currency unit in which such Debt Securities are payable (except as otherwise specified with respect to such Debt Securities), (ii) government obligations of the type referred to under "Satisfaction and Discharge" or (iii) a combination of such cash and government obligations, which amount, in the case of (ii) or (iii), together with the predetermined and certain income to accrue on any such government obligations when due (without the consideration of any reinvestment thereof), is sufficient to pay and discharge when due such Debt Securities and any related coupons for unpaid principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date, as the case may be and (b) certain other conditions are met. The obligations of NYNEX under the Indenture and the Debt Securities other than with respect to the covenants referred to above shall remain in full force and effect. (Section 1011)

         In the event NYNEX exercises its option to omit to comply with certain covenants of the Indenture with respect to the Debt Securities of any series as described above and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of cash and/or government obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series on their Stated Maturity or Redemption Date, but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, NYNEX shall remain liable for such payments.

Meetings, Modification and Waiver

         Modifications and amendments of the Indenture may be made by NYNEX and the Trustee with the consent of the holders of more than 50% in principal amount of the Outstanding Debt Securities of each series issued under the Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest, if any, on any Debt Security, (b) reduce the principal amount of (or premium, if any) or interest, if any, on any Debt Security, (c) change any obligation of NYNEX to pay additional amounts as set forth under "Payment of Additional Amounts," (d) reduce the amount of principal of a Discounted Security, an Indexed Security or a Dual Currency Security payable upon acceleration of the maturity thereof, (e) change the Place of Payment, (f) change the currency or currency unit of payment of principal of (or premium, if any) or interest, if any, on any Debt Security,
(g) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or (h) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

         The holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series and any coupons appertaining thereto waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each Outstanding Debt Security of that series affected. (Section 513) The holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may, on behalf of the holders of all Debt Securities of such series, waive, insofar as that series is concerned, compliance by NYNEX with certain restrictive provisions of the Indenture. (Section 1010)

         The Indenture contains provisions for convening meetings of the holders of Debt Securities of a series if Debt Securities of that series are issuable as Bearer Securities. A meeting may be called at any time by the Trustee, and also, upon request, by NYNEX or the holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with 'Notices" below. (Section 1402) Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series.
(Section 1404)

Notices

         Except as may otherwise be set forth in an applicable Prospectus Supplement relating to a series of Debt Securities, notices to holders of Bearer Securities will be given by publication in a daily newspaper in the English language of general circulation in the City of New York and in London, and so long as such Bearer Securities are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange shall so require, in a daily newspaper of general circulation in Luxembourg or, if not practical, elsewhere in Western Europe. Such publication is expected to be made in The Wall Street Journal, the Financial Times and the Luxemburger Wort. Notices to holders of Registered

Securities will be given by mail to the addresses of such holders as they appear in the Security Register. (Sections 101 and 106)

Title

         Title to any Bearer Securities and any coupons appertaining thereto will pass by delivery. NYNEX, the Trustee and any agent of NYNEX or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

Governing Law

         The Indenture and the Debt Securities are governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

         NYNEX and its subsidiaries have customary banking relationships with Marine Midland Bank, which is the Trustee under the Indenture.

                       RISK FACTORS RELATING TO CURRENCIES

         Debt Securities denominated or payable in foreign currencies may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved. These risks will be more fully described in the Prospectus Supplement relating to any such Debt Securities.

                              PLAN OF DISTRIBUTION

Distribution of Securities by NYNEX

         NYNEX may sell the Securities being offered hereby: (i) directly to purchasers, (ii) through agents, (iii) through underwriters, (iv) through dealers or (v) through a combination of any such methods of sale. The distribution of the Securities may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices; or (iv) at negotiated prices. Offers to purchase Securities may be solicited directly by NYNEX or by agents designated by NYNEX from time to time. Any such agent, which may be deemed to be an underwriter, as such term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by NYNEX to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be customers of, engage in transactions with, or perform services for, NYNEX and/or certain affiliates thereof in the ordinary course of business. An agent may resell a Security purchased by it as principal to another broker-dealer at a discount. If an underwriter or underwriters are utilized in the sale, NYNEX will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Securities. Except as otherwise indicated in the applicable Prospectus Supplement, if a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, NYNEX will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

         If so indicated in the Prospectus Supplement, NYNEX will authorize agents and underwriters to solicit offers by certain institutions to purchase all or a portion of Securities of any series from NYNEX at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts (the "Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless NYNEX otherwise agrees, the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of NYNEX. Contracts will not be subject to any conditions except that the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to Contracts accepted by NYNEX.

         Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with NYNEX to indemnification against, or contribution with respect to, certain civil liabilities under the Securities Act.

         Each underwriter, dealer and agent participating in the distribution of any Securities that are issuable as Bearer Securities will agree that it will not offer, sell or deliver, directly or indirectly, Bearer Securities in the United States or to United States persons (other than qualifying financial institutions) in connection with the original issuance of such Debt Securities.

         From time to time, underwriters, dealers, direct purchasers and agents and certain of their affiliates have engaged and may in the future engage in transactions with and perform services for NYNEX or its subsidiaries in the ordinary course of business. In connection with any sale of Securities, NYNEX may enter into various derivative arrangements with such parties or other eligible counterparties.

Distribution of Common Stock by Weatherly Holdings and/or Kipling Associates

         Weatherly Holdings owns a controlling and managing member interest and Mandalay Investors L.L.C., a Delaware limited liability company controlled and managed by entities unaffiliated with NYNEX ("Mandalay Investors"), owns a non-managing member interest in Kipling Associates. Mandalay Investors' member interest has the right to vote only on limited matters, such as amendments to the Kipling Associates company agreement and the sale, transfer or encumbrance of Kipling Associates' assets (other than in connection with the liquidation of Kipling Associates). The only shares of NYNEX Common Stock owned by Kipling Associates are the shares of Common Stock which may be offered by Kipling Associates hereby. The shares of Common Stock owned by Kipling Associates represent less than 3% of the outstanding shares of Common Stock of NYNEX. Following completion of one or more offerings by Weatherly Holdings and/or Kipling Associates pursuant hereto, any shares of Common Stock held by Kipling Associates not sold in the offerings may be distributed in kind to Weatherly Holdings, and all other assets of Kipling Associates will be liquidated and distributed and Kipling Associates will be dissolved.

         NYNEX Mandalay Management, Inc., a wholly-owned subsidiary of NYNEX, and NYNEX Mandalay Holdings, Inc., also a wholly-owned subsidiary of NYNEX, each owns a managing member interest, and Mandalay Investors owns a non-managing member interest, in Weatherly Holdings. The member interest held by Mandalay Investors has the right to vote only on limited matters, such as amendments to the Weatherly Holdings company agreement and the sale, transfer or encumbrance of Weatherly Holdings' assets (other than in connection with the liquidation of Weatherly Holdings). The only shares of NYNEX Common Stock owned by Weatherly Holdings are the shares of Common Stock which may be offered by Weatherly Holdings hereby. The shares of Common Stock owned by Weatherly Holdings represent less than 1% of the outstanding shares of Common Stock of NYNEX. Following completion of one or more offerings by Weatherly Holdings and/or

Kipling Associates pursuant hereto, any shares of Common Stock held by Weatherly Holdings not sold in the offering will be distributed in kind to the NYNEX Members of Weatherly Holdings, and all other assets of Weatherly Holdings (including assets distributed to Weatherly Holdings in the liquidation of Kipling Associates) will be distributed to the NYNEX Members and Mandalay Investors, and Weatherly Holdings will be dissolved.

         The liquidation of Weatherly Holdings and Kipling Associates will be controlled by the NYNEX Members provided that the value of the assets held by Weatherly Holdings and Kipling Associates, in the aggregate, is at least two times the then unpaid principal amount of the Weatherly Holdings Note, and the liquidation either occurs on June 30, 2000 or results from the occurrence of certain events, including the vote of the NYNEX Members to liquidate Weatherly Holdings or the vote of Weatherly Holdings to liquidate Kipling Associates. Mandalay Investors has non-controlling member interests in Weatherly Holdings and Kipling Associates, but under certain circumstances will have the right to control the offer and sale of the Common Stock by Weatherly Holdings and Kipling Associates by having its designee conduct the liquidation of Weatherly Holdings and Kipling Associates, and such designee will have the right to control the manner of the offering and sale shares of Common Stock covered by this Prospectus. Mandalay Investors has designated Citibank, N.A. as the liquidator in such event which designation cannot be changed without the consent of the NYNEX Members. Mandalay Investors is a limited liability company in which managing member interests are held by parties unaffiliated with NYNEX, and in which a minor, non-managing member interest is held by NYNEX Mandalay Investors, Inc., a wholly-owned subsidiary of NYNEX. The non-managing member interest held by NYNEX Mandalay Investors, Inc. has the right to vote only on limited matters, such as the voluntary bankruptcy of Mandalay Investors. The holders of the managing member interests in Mandalay Investors have no material interest in or material relationship with NYNEX or its affiliates other than their member interests in Mandalay Investors.

         Any shares of Common Stock sold by Weatherly Holdings and/or Kipling Associates pursuant to this Prospectus will be sold only upon and in connection with the liquidation of these companies, at the direction of a liquidator designated by the NYNEX Members or Mandalay Investors, as described above. The liquidation of Weatherly Holdings and Kipling Associates will commence on June 30, 2000 (approximately 180 days prior to the maturity date of the Weatherly Holdings Note), but may occur earlier upon the happening of certain events. These events include, but are not limited to, the bankruptcy of NYNEX, Weatherly Holdings, Kipling Associates, Viacom, Inc., or of either of the NYNEX Members of Weatherly Holdings, the vote of such NYNEX Members to liquidate Weatherly Holdings, the vote of Weatherly Holdings to liquidate Kipling Associates, the failure of such NYNEX Members to make required capital contributions under the Weatherly Holdings company agreement, the occurrence of an event of default under the Weatherly Holdings Note (including the failure of Weatherly Holdings to timely pay interest due thereon), the announcement or effectiveness of a reduction or elimination of dividends on either the Viacom Preferred Stock or NYNEX Common Stock that would cause Weatherly Holdings to fail to timely pay interest on the Weatherly Holdings Note, any event which would require prepayment of the Weatherly Holdings Note, and any long term unsecured debt rating of NYNEX by either Standard & Poors Ratings Group, a division of McGraw Hill, Inc. or Moody's Investors Services, Inc. below investment grade. In the event of a sale of Common Stock by Weatherly Holdings and/or Kipling Associates, the payment of all sales charges and other expenses, taxes or other amounts payable by or on behalf of the NYNEX Members, Weatherly Holdings, or Kipling Associates has been guaranteed by NYNEX.

         Neither Weatherly Holdings nor Kipling Associates currently has specific plans to distribute the shares of Common Stock covered by this Prospectus. However, it is anticipated that the shares of Common Stock will be offered and sold from time to time (i) directly to purchasers, (ii) through agents, (iii) through underwriters, (iv) through dealers or (v) through a combination of any such methods of sale. The distribution of the shares of Common Stock may be effected from time to time in one or more transactions either (a) at a fixed price or prices, which may be changed, (b) at market prices prevailing at the time of sale, (c) at priced related to such prevailing market prices, or (d) at negotiated prices. Offers to purchase shares of Common Stock may be solicited directly by Weatherly Holdings or Kipling Associates or by agents designated by them from time to time. Any such agent, which may be deemed to be an underwriter, as such term is defined in the Securities Act, involved in the offer or sale of the shares of Common Stock in respect of which this Prospectus is delivered will be named, and any commissions payable to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be customers of, engage in transactions with, or perform services for, NYNEX and/or certain affiliates thereof in the ordinary course of business. An agent may resell shares of Common Stock purchased by it as principal to another broker dealer at a discount. If an underwriter or underwriters are utilized in sales made on behalf of Weatherly Holdings or Kipling Associates, then Weatherly Holdings or Kipling Associates will execute an underwriting agreement with such underwriter or underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the shares of Common Stock. Except as otherwise indicated in the applicable Prospectus Supplement, if a dealer is utilized in the sale of the shares of Common Stock in respect of which this Prospectus is delivered, Weatherly Holdings or Kipling Associates, as the case may be, will sell such shares of Common Stock to the dealer, as principal. The dealer may then sell such shares of Common Stock to the public at varying prices to be determined by such dealer at the time of resale.

         Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with Weatherly Holdings or Kipling Associates, as the case may be, to indemnification against, or contribution with respect to, certain civil liabilities under the Securities Act.

         The place and time of delivery for the Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                                     EXPERTS

         The consolidated financial statements and related financial statement schedules of NYNEX and its subsidiaries included or incorporated by reference in NYNEX's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in the report of such firm. The consolidated financial statements and financial statement schedules referred to above are incorporated by reference herein in reliance upon the report of Coopers & Lybrand L.L.P. given upon the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The legality of the Securities to be offered hereby will be passed upon for NYNEX, Weatherly Holdings and Kipling Associates by Morrison DeS. Webb, Executive Vice President and General Counsel of NYNEX, and for any agent or underwriter, by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, New York 10017. Simpson Thacher & Bartlett from time to time has acted as counsel in certain matters for NYNEX and certain of its subsidiaries.

================================================================================

No dealer,  salesperson or other  individual has
been  authorized to give any  information  or to
make  any   representations   not  contained  or
incorporated  by  reference  in this  Prospectus
Supplement or the  accompanying  Prospectus and,
if   given   or  made,   such   information   or
representations  must  not  be  relied  upon  as          NYNEX CORPORATION
having   been   authorized   by   NYNEX  or  any
underwriter,   dealer  or  agent.  Neither  this
Prospectus   Supplement  nor  the   accompanying             [NYNEX LOGO]
Prospectus  constitutes  an  offer  to sell or a
solicitation  of an  offer  to  buy  any  of the
securities  offered  hereby  or  thereby  in any
jurisdiction   to  any  person  to  whom  it  is
unlawful    to   make   such   offer   in   such          ------------------
jurisdiction.   Neither  the  delivery  of  this
Prospectus   Supplement  and  the   accompanying              PROSPECTUS
Prospectus   nor  any  sale  made  hereunder  or
thereunder  shall,   under  any   circumstances,          ------------------
create any implication that the information herein or therein is correct as of any time subsequent to the date hereof or thereof or that there has been no change in the affairs of NYNEX since such date.

                ---------------

               Table of Contents
                                            Page
                                            ----
Available Information.........................2
Incorporation of Documents
  by Reference ...............................2
NYNEX Corporation.............................3
Ratio of Earnings to Fixed Charges............4
Use of Proceeds...............................4
Description of Common Stock...................5
Description of Preferred Stock ..............11
Description of Debt Securities...............15
Risk Factors Relating to Currencies..........28
Plan of Distribution ........................28
Experts......................................31
Legal Matters ...............................31

                                                                      , 1996

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

 Securities and Exchange Commission Filing Fee...............       $310,347
 Rating Agency Fees..........................................        243,000*
 Printing and Distributing Registration Statement,
   Prospectus, Prospectus Supplement, Underwriting
   Agreement, Securities and Miscellaneous
   Material..................................................         60,000*
 Accountants' Fees and Expenses..............................        100,000*
 Legal Fees and Expenses ....................................         70,000*
 Blue Sky Fees and Expenses..................................         10,000*
 Miscellaneous Expenses......................................         26,653*
                                                                    ========
   Total ....................................................       $820,000
                                                                    ========
----------------------
         *Estimated

Item 15. Indemnification of Directors and Officers.

         Section 145, as amended, of the Delaware General Corporation Law provides that a Delaware corporation may indemnify, among others, its officers, directors, employees and agents under the circumstances described in the statute. Article 9, as amended May 6, 1987, of the Restated Certificate of Incorporation of NYNEX provides for indemnification of NYNEX directors and officers as follows:

                  "9.1 The corporation shall indemnify any person who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative (including a grand jury proceeding), by reason of the fact that he or she
     (a) is or was a director or officer of the corporation or, (b) as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent, partner or trustee (or in any similar position) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent authorized or permitted by the General Corporation Law of Delaware and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or in connection with any appeal thereof; provided, however, that, except as provided in
     Section 9.2 of this Article with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such action, suit or proceeding (or part thereof) was authorized by the Board of Directors. Such right to indemnification shall include the right to payment by the corporation of expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article or otherwise.

                  9.2 Any indemnification or advancement of expenses required under this Article shall be made promptly, and in any event within sixty days, upon the written request of the person entitled thereto. If a determination by the corporation that the person is entitled to indemnification pursuant to this Article is required, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved such request. If the corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within sixty days, the right to indemnification and advancement of expenses as granted by this Article shall be enforceable by the person in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action or proceeding shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses pursuant to this Article where the required undertaking has been received by the corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of Delaware, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including the Board of Directors, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor the fact that there has been an actual determination by the corporation (including the Board of Directors, independent legal counsel or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  9.3 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Article 9 shall not affect any obligations of the corporation or any rights regarding indemnification and advancement of expenses of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification.

                  9.4 The corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article, the General Corporation Law of Delaware or otherwise.

                  9.5 If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer of the corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, a grand jury proceeding and an action, suit or proceeding by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated, by the General Corporation Law of Delaware or by any other applicable law."

         Substantially identical indemnification provisions are contained in NYNEX's By-Laws.

         The directors and officers of NYNEX are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by NYNEX.

Item 16. Exhibits.

         *1  (a)  Form of Underwriting Agreement (Common Stock).

         *   (b)  Form of Underwriting Agreement (Preferred Stock).

         *   (c)  Form of Underwriting Agreement (Debt Securities).

         *4  (a)  Indenture, dated as of March 1, 1990, from NYNEX
                  Corporation to Marine Midland Bank (formerly Marine Midland Bank, N.A.), Trustee (Exhibit 4(a) to Current Report on Form 8-K dated March 19, 1990).

         * (b) First Supplemental Indenture, dated December 1, 1994, to Indenture, dated as of March l, 1990, from NYNEX Corporation to Marine Midland Bank, Trustee.

         *   (c)  Form of Certificate of Designations for Preferred Stock.

         * (d) Restated Certificate of Incorporation of NYNEX Corporation, dated May 6, 1987 (Exhibit 3(a) to Form SE, dated March 24, 1988, File No. 1-8608).

         * (e) By-Laws of NYNEX Corporation, dated October 12, 1983, as amended October 17, 1991 (Exhibit 3(b) to Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1991, File No.
                  1-8608).

         * (f) Rights Agreement to Purchase Series A Junior Participating Preferred Stock between NYNEX Corporation and The First National Bank of Boston, as successor Rights Agent, dated as of October 19, 1989, as amended by the First Amendment to Rights Agreement dated April 21, 1996 between NYNEX Corporation and the Rights Agent (Exhibit 4(a) to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, File No. 1-8608), as further amended by the Second Amendment to Rights Agreement dated July 2, 1996 between NYNEX Corporation and the Rights Agent (Exhibit 4(a) 2 to Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, File No. 1-8608).

         * (g) The form or forms of Securities with respect to each particular series of Securities registered hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

         * 5 (a) Opinion of Morrison DeS. Webb, Executive Vice President and General Counsel of NYNEX Corporation.

         * 12 Computation of Ratio of Earnings to Fixed Charges for the five years ended December 31, 1995 and the six months ended June 30, 1996 (Exhibit 12 to Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, File No. 1-8608).

       ** 23 (a)  Consent of Coopers & Lybrand, L.L.P., independent accountants.

        * 23 (b) Consent of Morrison DeS. Webb, Executive Vice President and General Counsel of NYNEX Corporation, is contained in his opinion filed as Exhibit 5(a).

        * 24      Powers of Attorney.

        * 25      Statement of Eligibility of Trustee on Form T-1.

---------------------------
     *  Previously filed.
    **  Filed herewith.

Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, NYNEX Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of New York and State of New York, on the 6th day of November, 1996.


                                          NYNEX CORPORATION

                                          By: /s/ M. Meskin
                                             -----------------------------
                                             (M. Meskin, Vice President and
                                             Comptroller)


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.



Principal Executive Officer:
          Ivan G. Seidenberg*                  Chairman of the Board and
                                               Chief Executive Officer

                                               /s/ F.V. Salerno
Principal Financial Officer:                   ---------------------------------
          F. V. Salerno                        Vice Chairman -
                                               Finance and Business Development

                                               /s/ M. Meskin
Principal Accounting Officer:                  ---------------------------------
          M. Meskin                            Vice President and Comptroller


A Majority of Directors:

          John Brademas*
          R. L. Carrion*
          L. J.R. de Vink*
          Stanley P. Goldstein*
          Helene L. Kaplan*
          Elizabeth T. Kennan*            *By: /s/ Ivan Seidenberg
          Edward E. Phillips*                  ---------------------------------
          Hugh B. Price*                       (Ivan G. Seidenberg, as attorney-
          F. V. Salerno*                       in-fact and on his own behalf as
          Ivan G. Seidenberg                   Principal Executive Officer)
          Walter V. Shipley*
          John R. Stafford*
                                              November 6, 1996

                                 EXHIBIT INDEX


                         Document                                    Exhibit No.
-------------------------------------------------------------        -----------

Consent of Coopers & Lybrand, L.L.P., independent accountants           23(a)